Exhibit 25(b)
                                POWER OF ATTORNEY


              KNOW ALL MEN BY THESE PRESENTS, that the undersigned members of the Roper Employee Voluntary Stock Ownership Plan Committee (the "Commit tee") do hereby constitute and appoint Earl F. Jones as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our name, place and stead, to sign a Registration Statement on Form S-8 with respect to the Plan, and or any and all amendments (including post-effective amendments) to said Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent deems necessary or advisable to enable the Plan to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with said Registration Statement, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              WITNESS the signatures of the following persons in their capacities as members of the Committee and on the dates indicated:



March 25, 1996                                           /s/ Charles B.
Rickerd


March 25, 1996                                           /s/ Philip J.
Sebes


March 25, 1996                                           /s/ Edmond S.
Carpenter